EXHIBIT 10.1
AMENDED AND RESTATED
RAYMOND JAMES FINANCIAL, INC.
2003
EMPLOYEE STOCK PURCHASE PLAN

(Initially effective February 12, 2003 and including amendments, as approved by the Board of Directors on November 25, 2008, and shareholders on February 19, 2009, by the Corporate Governance, Nominating and Compensation Committee on February 18, 2010 and November 17, 2011, and as amended and restated by the Board of Directors on December 27, 2018, and approved by shareholders on February 28, 2019, and as approved by the Compensation and Talent Committee on February 20, 2025 and as amended and restated by the Board of Directors on February 20, 2025.)

I

Purpose

The purpose of this Plan is to enable the employees of Raymond James Financial, Inc. and its consolidated subsidiaries to acquire its Common Stock at an advantageous price with savings accumulated through payroll deductions. The Board of Directors of the Company believes the employee participation in the ownership of the Company will be to the mutual benefit of the employees and the Company. The Board of Directors of the Company, recognizing the benefits derived to its employees pursuant to the Company's 1998 Employee Stock Purchase Plan (the “1998 Plan”), believes it will be beneficial and in the best interests of the Company and its employees to establish a new and similar plan to supplement the 1998 Plan. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986 (hereinafter called the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

II

Definitions

a."Account Balance" means the total of funds accumulated during the Accumulation Period through payroll deductions.

b."Accumulation Period" means the period beginning with each Exercise Date and ending upon the immediately succeeding Option Date.

c."Board of Directors" means the Board of Directors of the Company.

d."Business Day" means any day that the exchange upon which the stock is then traded is open for business.

e."Committee" shall mean the Compensation and Talent Committee of the Board of Directors of the Company.

f."Company" means Raymond James Financial, Inc., a Florida corporation, and any successor which adopts the Plan.

g."Compensation" means, except as provided in Article IV or Article XIII, the total amounts paid to an Employee during an Accumulation Period by the Employer that may be considered remuneration for employment for purposes of the Federal Insurance Contributions Act (Social Security) within the meaning of Section 3121(a) of the Code without regard to the exclusion of remuneration in excess of the Social Security contribution and benefit base pursuant to Section 3121(a)(1) of the Code.

h."Effective Date" means the most recent date on which this Plan is approved or re-approved by the shareholders of the Company.

i."Employee" means any person who is an employee as defined under Section 3401(c) of the Code, and is regularly and actively employed by the Employer on the first Business Day of any Accumulation Period in the United States and Canada, provided, however, that the term "Employee" does not include any person whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any calendar year or who, immediately before an option is granted under the Plan, is a 5% shareholder as defined at Treas. Reg. §1.423-2(d). Any period during which a person is or was on leave of absence from the Employer for the purpose of serving an active duty with the Armed Forces of the United States shall be considered a period during which such person is or was regularly and actively employed by the Employer for the purpose of applying the foregoing definition of an Employee. Any period during which a person is or was on a parental leave of absence from the Employer shall be considered a period during which such person is or was regularly and actively employed by the Employer for the purpose of applying the foregoing definition of an Employee.

j."Employer" means the Raymond James Financial, Inc. a Florida corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction. .

k."Exercise Date" means the first Business Day immediately following an Option Date.

l."Fair Market Value" means the mean between the highest and lowest selling prices at which shares of the Common Stock were traded or, if the Common Stock was not traded on a specified date, upon the basis of the mean of such prices on the date nearest preceding that date.

m."Option Date" means the first Business Day of March, June, September or December of any year as of which the Board of Directors grants options under the Plan.

n."Option Price" means an amount equal to 85% of the Fair Market Value per share of the Stock on the Option Date.

o."Plan" means this Amended and Restated 2003 Employee Stock Purchase Plan of Raymond James Financial, Inc. as set forth herein.

p."Stock" or "Common Stock" means the $0.01 par value Common Stock of the Company.

q.“401(k) Plan” means the Raymond James Financial, Inc. 401(k) Plan, as amended from time to time.

III

Nature of the Option

Each option granted shall be exercisable only on its Exercise Date and only if the person to whom granted is then employed by the Employer. No Employee shall be granted an option which permits his rights to purchase Stock under the plan to accrue at a rate which exceeds $25,000.00 of fair market value of Stock (determined at the time such option is granted) for any calendar year. No option shall be transferable and no option shall be exercisable by anyone other than the Employee to whom granted. Subject to the overall limitations contained herein with respect to the total number of shares to be made subject to option under the Plan, the Board of Directors shall determine the maximum number of shares of Stock, if any, to be made subject to option on each Option Date.

The Board of Directors shall fix said maximum number at the lesser of (1) the maximum number of shares of Stock purchasable at the Option Price with all Employees' Account Balances or (2) a specified number of shares of Stock. Each Employee shall then be granted on the Option Date an option to purchase at the Option Price that percentage of the total number of shares of Stock with respect to which options are granted on the Option Date which is equal to the percentage which his Account Balance represents of the total Account Balances of all Employees to whom options are granted on the Option Date.

IV

Payroll Deductions

The Employer will deduct from the compensation otherwise payable to the Employee during the Accumulation Period the fixed dollar amount which the Employee shall have specified to the Employer prior to the commencement of the Accumulation Period, and the Employer will accumulate such amounts for the sole purpose of purchasing Stock behalf of the Employee on the applicable Exercise Date. Except as provided in Article V, only amounts accumulated through such payroll deductions may be used for the purchase of Stock under the option granted. An employee may not increase or reduce the rate of payroll deductions, if any, specified by him for a given Accumulation Period once such Accumulation Period has begun, but may discontinue their payroll deductions for the Accumulation Period then in effect. Any such discontinuance shall be permanent for such Accumulation Period.

The authorization which the Employee must complete and deliver to the Employer in order to enter the Plan shall include the following:

1.A specification of the fixed dollar amount to be deducted from his compensation during the Accumulation Period.

2.An agreement that the Employee will not dispose of any Stock acquired under the Plan within one year after the Exercise Date. This agreement may be waived by the Committee if a sale of said Stock within one year from the Exercise Date is necessary to enable the Employee to meet a financial hardship as that term is defined at Treas. Reg. sec. 1.401k-1(d)(3), provided that the purposes for which the waiver may be requested are limited to those enumerated at Treas. Reg. sec. 1.401(k)-1(d)(3)(iii)(B)(safe harbor definition of immediate and heavy financial need).

Such requests for financial hardship waivers shall be considered by applying the same standards, definitions and requirements as are applied for hardship distribution requests under the 401(k) Plan. In addition, the same or similar review and approval forms, procedures and the like shall be followed by the Committee for financial hardship requests under the Plan. If an Employee who has acquired stock under the Plan dies within one year after the Exercise Date and his estate or beneficiary(ies) applies for a waiver of this agreement for any reason, such a waiver shall be approved by an authorized delegate of the Committee.

VI

Exercise of Options

Unless prior to the Exercise Date the Employee shall have notified the authorized delegate(s) of the Committee in writing that he does not intend to exercise some or all of the options which may be or have been granted to him under the Plan, on the Exercise Date the Employer shall automatically exercise on the Employee's behalf an option to purchase the maximum amount of shares of Stock purchasable at the Option Price with the Employee's Account Balance (or if the Employee shall have specified some lesser amount as aforesaid not in excess of such lesser amount); provided, that if the total number of shares of Stock purchasable on behalf of all Employees with the total aggregate Account Balances available to purchase shares of Stock exceeds the aggregate maximum number of shares of Stock which the Board of Directors shall have specified to be purchasable on the Exercise Date, the option of each Employee will be exercised to purchase only that percentage of the total aggregate number of Shares of Stock available for purchase which is equal to the ratio percentage that each Employee's year-to-date Compensation bears to the total year-to-date compensation of all employees participating as of the relevant Option Date.

Anything (except the second paragraph of Article VIII to the contrary) otherwise contained in the Plan notwithstanding, no Employee shall be permitted to purchase in excess of 1,000 shares of Stock in any calendar year. All shares of Stock purchased pursuant to this Plan must be paid for in full on or before the Exercise Date. As soon as practicable after the Exercise Date, the Employer will report to each Employee the number of shares of Stock purchased by the Employee and the cost of such shares. Any cash balance remaining in Employees’ accounts after such Exercise Date shall no longer be designated for use under this Plan.

VII

Termination of Rights

At any time prior to the Exercise Date, an Employee may withdraw all of the balance accumulated in his account through payroll deductions. Such withdrawal shall terminate the Employee's right to participate in the Plan during the Accumulation Period during which notice of the withdrawal is made.

VIII

Stock to be Issued

The shares of Stock purchased by Employees under the Plan may, at the election of the Company, be either treasury stock or originally issued stock. As of December 14, the maximum number of shares of Stock that shall be available for purchase by Employees under the Plan shall be 4,000,000 shares plus 429,751 shares, which is the number of shares previously authorized but not purchased under the Plan, resulting in an aggregate amount of 4,429,751 shares remaining available for purchase, subject to adjustment for changes in capitalization of the Company as described in the following paragraph.

In the event that prior to the transfer of all of the shares of Stock which may be issued in accordance with this Plan, there shall be any increases or reductions in the number of shares of Stock of the Company outstanding by reason of any one or more stock dividends, stock splits, stock constrictions or any other material change in the capital structure of the Company by way of reclassification, reorganization or recapitalization, the aggregate number of shares of Stock which may be issued under this Plan and the number of shares of Stock which may be purchased under each option then or thereafter in effect and the purchase price to be paid therefore shall be proportionately and equitably adjusted. Notwithstanding the foregoing provision, the aggregate number of shares that may be issued under the Plan may not be increased, other than an increase reflecting a change in the number of outstanding shares of the Company as a result of a stock dividend or a stock split. No such adjustment shall, however, entitle any Employee to purchase a fractional share of Stock hereunder, and rights to purchase shares of Stock shall always be limited after each such adjustment to the lower full share.

No one shall, by any reason of this Plan or of any option granted or of the exercise of rights under any such option, have any interest in shares of Stock of the Company nor any rights of, or status as, a stockholder of the Company unless and until appropriate book entries representing such shares are issued. The Company shall be under no obligation to issue shares of Stock unless and until such shares of Stock shall have been paid for in full and all of the applicable provisions of this Plan and of the option granted shall have been complied with.

If, for any reason, the Company does not have available on any Exercise Date sufficient shares of Stock to satisfy the options then otherwise exercisable, the Company shall make a pro rata allocation of the shares of Stock available based upon the respective balances available to purchase shares of Stock in each Employee's account and the excess balance in each Employee's account shall be returned to him in cash with his pro rata shares of the available stock.

IX

Employee Stock Purchase Plan Administration

The Committee delegate in writing in accordance with applicable law all or any portion of the Committee’s responsibilities with respect to the Plan to management or one or more committees, as the Committee in its sole discretion may determine, and appoint the members of any such committee to assist in the ongoing administration of the Plan. Such persons as the Committee shall from time to time be determined to administer the Plan subject to the control and direction of the Committee.

Notwithstanding any provision of the Plan to the contrary, the Committee and the authorized delegate(s) may use telephonic media, electronic media or other technology, including the Company's website and the internet, in administering the Plan to the extent not prohibited by applicable law, regulation or other pronouncement.

X

Amendment or Termination of the Plan

The Committee or may, at any time, terminate or amend the Plan. No termination shall, however, affect options previously granted, and no amendment may make any change in any option theretofore granted which would adversely affect the rights of any employee. Approval of the stockholders of the Company within 12 months before or after the date on which the Committee amend the Plan shall be necessary if the amendment would:

1.Require sale of more shares of Stock than are authorized under Article VIII of the Plan; or

2.Affect the Employees eligible to participate under the Plan.

3.Change in the designation of corporations whose employees may be offered options under the Plan, provided that such approval shall not be required for designations of participating corporations made from time to time from among a group consisting of the Company and its related corporations as provided at Treas. Reg. §1.423-1(a).

XI

Approvals

The Plan will terminate on the March 31st that next follows the eight (8) year anniversary of the Effective Date, unless extended by action of the stockholders of the Company. The Plan will be construed under Florida law.

XII

Non-Guarantee of Employment

Nothing in this Plan shall be construed as giving an Employee, whether or not a participant in this Plan, the right to be retained in the service of the Company or any subsidiary; and each Employee shall remain subject to discharge, with or without cause, to the same extent as if this Plan had not been executed. This Plan is hereby adopted by the Company to be effective on the date specified herein.

XIII

Canadian Addendum

    The Plan shall be available to employees of the Company's Canadian subsidiary, Raymond James Ltd. (the "Canadian Company"), with the following modifications applicable to the interpretation and administration of the Plan with regard to the Canadian Company:

a.Article II - Definitions. The definition of "Compensation" in Article II of the Plan is deleted and replaced as follows:

    "Compensation" means, except as provided in Article IV, the gross base salary, gross compensation and gross annual cash bonus awards paid to an Employee during an Accumulation Period by the Employer.

b.IV - Payroll Deductions. In the fifth sentence of Article IV of the Plan, the phrase "Raymond James brokerage account" is deleted and replaced with the words "Canadian Company brokerage account." In paragraphs 5 and 6 of Article IV the word "Company" is deleted and replaced with the words "Canadian Company". The following additional paragraph is added to Article IV:

4.An acknowledgement that the Employee has not been induced to purchase Stock under the Plan by expectation of employment or continued employment.